Exhibit 16.1

May 11, 2006

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of Community Trust Bancorp, Inc.’s Form 8-K dated May 9, 2006, and we agree with the statements made therein.

Very truly yours,

/s/ Deloitte & Touche, LLP
Louisville, Kentucky